UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 1, 2006
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street – 37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Material Impairments
Item 2.06. Material Impairments
Exelon Corporation (Exelon), through three separate wholly owned subsidiaries, owns interests in two limited liability companies and one limited partnership that own synthetic fuel-producing facilities. These facilities chemically convert coal, including waste and marginal coal, into a synthetic fuel that is used at power plants. The Internal Revenue Code provides tax credits for the sale of synthetic fuel produced from coal.
As previously disclosed on Form 8-K dated May 17, 2006, the operators of the synthetic fuel-producing facilities in which Exelon has interests recently idled these facilities. As a result of the suspension of production at the synthetic fuel-producing facilities, current oil prices and because the proposed federal legislation that would have provided certainty that tax credits would exist for 2006 production was not included in the Tax Increase Prevention and Reconciliation Act of 2005, Exelon does not anticipate earning sufficient future tax credits to support the value of the intangible asset associated with Exelon’s investment in synthetic fuel-producing facilities. On June 1, 2006, in conjunction with the closing of Exelon’s May 2006 financial results, Exelon determined that it should record an after-tax impairment charge of approximately $70 million associated with the write-off of the aforementioned intangible asset.
Consistent with previous treatment, this charge will not be included in Exelon’s measurement of Adjusted (non-GAAP) Operating Earnings for the second quarter of 2006. Also, Exelon anticipates that it will substantially offset this loss with income to be recorded in future periods associated with the value of hedges associated with its investment in synthetic fuel-producing entities and a gain from the eventual dissolution of the investments in the synthetic fuel-producing facilities.
* * * * *
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) Exelon’s 2005 Annual Report on Form 10-K—ITEM 1A. Risk Factors, (b) Exelon’s 2005 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data—Note 20 and (c) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets, and Chief Financial Officer Exelon Corporation

June 5, 2006